Exhibit 10.5

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       DEBTOR NAME AND ADDRESS             SECURED PARTY NAMED AND ADDRESS

     ESESIS, INC.                          First American State Bank
     7345 E. PEAKVIEW                      8390 E. Crescent Pkwy, Ste 100
     CENTENNIAL, CO 80111                  Greenwood Village, CO  80111


Type:  / / individual  / / partnership  / x / corporation  / / ______________
State of organization/registration (if applicable)   COLORADO
                                                    -------------------
/  / If checked, refer to addendum for additional debtors and signatures.
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                          COMMERCIAL SECURITY AGREEMENT

The date of this Commercial Security Agreement (Agreement) is  NOVEMBER 03, 2003
                                                              ------------------
SECURED  DEBTS.  This  Agreement  will secure all sums advanced by Secured Party under the terms of this Agreement and the payment and performance of the following described Secured Debts that (check one) /x/ Debtor / / ESESIS,
                                                                       ---------
     INC. and MARK HOGAN, INDIVIDUALLY
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     (Borrower) owes to Secured Party:
     / / Specific Debts. The following debts and all extensions, renewals, refinancings, modifications, and replacements (describe):



     /x/ All Debts. All present and future debts, even if this Agreement is  not referenced, the debts are also secured by other collateral, or the future debt is unrelated to or of a different type than the current debt. Nothing in this Agreement is a commitment to make future loans or advances.
SECURITY INTEREST.  To  secure the payment and performance of the Secured Debts,
     Debtor gives Secured Party a security interest in all of the Property described in this Agreement that Debtor owns or has sufficient rights in which to transfer an interest, now or in the future, wherever the Property is or will be located, and all proceeds and products of the Property. "Property" includes all parts, accessories, repairs, replacements, improvements, and accessions to the Property; any original evidence of title or ownership; and all obligations that support the payment or performance of the Property. "Proceeds" includes anything acquired upon the sale, lease, license, exchange, or other disposition of the Property; any rights and claims arising from the Property; and any collections and distributions on account of the Property. This Agreement remains in effect until terminated in writing, even if the Secured Debts are paid and
     Security  Party  is  no  longer  obligated  to  advance  funds to Debtor or
     Borrower.
PROPERTY DESCRIPTION.  The Property is described as follows:
     /x/ Accounts and Other Rights to Payment: All rights to payment, whether or not earned by performance, including, but not limited to, payment for property or services sold, leased, rented, licensed, or assigned. This includes any rights and interests (including all liens) which Debtor may have by law or agreement against any account debtor or obligor of Debtor.
     /x/ Inventory: All inventory held for ultimate sale or lease, or which has been or will be supplied under contracts of service, or which are raw materials, work in process, or materials used or consumed in Debtor's business.
     /x/ Equipment: All equipment including, but not limited to, machinery, vehicles, furniture, fixtures, manufacturing equipment, farm machinery and equipment, shop equipment, office and record keeping equipment, parts, and tools. The Property includes any equipment described in a list or schedule Debtor gives to Secured Party, but such a list is not necessary to create a valid security interest in all of Debtor's equipment.
     /x/ Instruments and Chattel Paper: All instruments, including negotiable instruments and promissory notes and any other writings or records that evidence the right to payment of a monetary obligation, and tangible and electronic chattel paper.
     /x/  General  Intangibles:  All  general  intangibles  including,  but  not limited to, tax refunds, patents and applications for patents, copyrights, trademarks, trade secrets, goodwill, trade names, customer lists, permits and franchises, payment intangibles, computer programs and all supporting information provided in connection with a transaction relating to computer programs, and the right to use Debtor's name.
     /x/ Documents: All documents of title including, but not limited to, bills of lading, dock warrants and receipts, and warehouse receipts.

     / / Farm Products and Supplies: All farm products including, but not limited to, all poultry and livestock and their young, along with their produce, products, and replacements; all crops, annual or perennial, and all products of the crops; and all feed, seed, fertilizer, medicines, and other supplies used or produced in Debtor's farming operations.
     / / Government Payments and Programs: All payments, accounts, general intangibles, and benefits including, but not limited to, payments in kind, deficiency payments, letters of entitlement, warehouse receipts, storage payments, emergency assistance and diversion payments, production flexibility contracts, and conversation reserve payments under any preexisting, current, or future federal or state government program.
     / / Investment Property: All investment property including, but not limited to, certificated securities, uncertificated securities, securities entitlements, securities accounts, commodity contracts, commodity accounts, and financial assets.
     / / Deposit Accounts: All deposit accounts including, but not limited to, demand, time, savings, passbook, and similar accounts.
     / / Specific Property Description The Property includes, but is not limited by, the following (if required, provide real estate description):





USE OF PROPERTY.  The  Property  will  be  used  for  / / personal  /x/ business
                  / /  agricultural  / / _________________ purposes.
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SIGNATURES.  Debtor  agrees to the terms on pages 1 and 2 of this  Agreement and acknowledges receipt of a copy of this Agreement.

                 DEBTOR                             SECURED PARTY

     ESESIS, INC.                           First American State Bank

     By:    s/ Mark Hogan                   By:     s/ R.L. McGilvery
        -----------------------------          ---------------------------------
          MARK HOGAN, CEO/PRES.                R. L. MCGILVERY
     By:    s/Gary Griffin                     EXECUTIVE VICE PRESIDENT
        -----------------------------
          GARY GRIFFIN, SECRETARY
                                                                   (page 1 of 2)

GENERAL PROVISIONS. Each Debtor's obligations under this Agreement are independent of the obligations of any other Debtor. Secured Party may sue each Debtor individually or together with any other Debtor. Secured Party may release any part of the Property and Debtor will remain obligated under this Agreement. The duties and benefits of this Agreement will bind the successors and assigns of Debtor and Secured Party. No modification of this Agreement is effective unless made in writing and signed by Debtor and Secured Party. Whenever used, the plural includes the singular and the singular includes the plural. Time is of the essence.
APPLICABLE LAW. This Agreement is governed by the laws of the state in which Secured Party is located. In the event of a dispute, the exclusive forum, venue, and place of jurisdiction will be the state in which Secured Party is located, unless otherwise required by law. If any provision of this Agreement is unenforceable by law, the unenforceable provision will be severed and the remaining provisions will still be enforceable.
NAME AND LOCATION. Debtor's name indicated on page 1 is Debtor's exact legal name. If Debtor is an individual, Debtor's address is Debtor's principal residence. If Debtor is not an individual, Debtor's address is the location of Debtor's chief executive offices or sole place of business. If Debtor is an entity organized and registered under state law, Debtor has provided Debtor's state of registration on page 1. Debtor will provide verification of registration and location upon Secured Party's request. Debtor will provide Secured Party with at least 30 days notice prior to any change in Debtor's name, address, or state of organization or registration.
WARRANTIES AND REPRESENTATIONS. Debtor has the right, authority, and power to enter into this Agreement. The execution and delivery of this Agreement will not violate any agreement governing Debtor or Debtor's property, or to which Debtor is a party. Debtor makes the following warranties and representations which continue as long as this Agreement is in effect:
(1) Debtor is duly organized and validly existing in all jurisdictions in which Debtor does business;
(2) the execution and performance of the terms of this Agreement have been duly authorized, have received all necessary governmental approval, and will not violate any provision of law or order;
(3) other than previously disclosed to Secured Party, Debtor has not changed Debtor's name or principal place of business within the last 10 years and has not used any other trade or fictitious name; and
(4) Debtor does not and will not use any other name without Secured Party's prior written consent. Debtor owns all of the Property, and Secured Party's claim to the Property is ahead of the claims of any other creditor, except as otherwise agreed and disclosed to Secured Party prior to any advance on the Secured Debts. The Property has not been used for any purpose that would violate any laws or subject the Property forfeiture or seizure.
DUTIES TOWARD PROPERTY. Debtor will protect the Property and Secured Party's interest against any competing claim. Except as otherwise agreed, Debtor will keep the Property in Debtor's possession at the address indicated on page 1 of this Agreement. Debtor will keep the Property in good repair and use the Property only for purposes specified on page 1. Debtor will not use the Property in violation of any law and will pay all taxes and assessments levied or assessed against the Property. Secured Party has the right of reasonable access to inspect the Property, including the right to require Debtor to assemble and make the Property available to Secured Party. Debtor will immediately notify Secured Party of any loss or damage to the Property. Debtor will prepare and keep books, records, and accounts about the Property and Debtor's business, to which Debtor will allow Secured Party reasonable access.
Debtor will not sell, offer to sell, license, lease, or otherwise transfer or encumber the Property without Secured Party's prior written consent. Any disposition of the Property will violate Secured Party's rights, unless the Property is inventory sold in the ordinary course of business at fair market value. If the Property includes chattel paper or instruments, either as original collateral or as proceeds of the Property, Debtor will record Secured Party's interest on the face of the chattel paper or instruments.
If the Property includes accounts, Debtor will not settle any account for less than the full value, dispose of the accounts by assignment, or make any material change in the terms of any account without Secured Party's prior written consent. Debtor will collect all accounts in the ordinary course of business, unless otherwise required by Secured Party. Debtor will keep the proceeds of the accounts, and any goods returned to Debtor, in trust for Secured Party and will not commingle the proceeds or returned goods with any of Debtor's other property. Secured Party has the right to require Debtor to pay Secured Party the full price on any returned items. Secured Party may require account debtors to make payments under the accounts directly to Secured Party. Debtor will deliver the accounts to Secured Party at Secured Party's request. Debtor will give Secured Party all statements, reports, certificates, lists of account debtors (including names, addresses, and amounts owing), invoices applicable to each account, and any other data pertaining to the accounts as Secured Party requests.
If the Property includes farm products, Debtor will provide Secured Party with a list of the buyers, commission merchants, and selling agents to or through whom Debtor may sell the farm products. Debtor authorizes Secured Party to notify any additional parties regarding Secured Party's interest in the Debtor's farm products, unless prohibited by law. Debtor agrees to plant, cultivate, and harvest crops in due season. Debtor will not use any loan proceeds for a purpose that will contribute to excessive erosion of highly erodible land or to the conversion of wetlands to produce an agricultural commodity, as explained by federal law.
If Debtor pledges the Property to Secured Party (delivers the Property into the possession or control of Secured Party or a designated third party), Debtor will, upon receipt, deliver any proceeds and produce of the Property to Secured Party. Debtor will provide Secured Party with any notices, documents, financial statements, reports, and other information relative to the Property Debtor receives as the owner of the Property.
PERFECTION OF SECURITY INTEREST. Debtor authorizes Secured Party to file a financing statement covering the property. Debtor will comply with, facilitate, and otherwise assist Secured Party in connection with obtaining possession or control over the Property for purposes of perfecting Secured Party's interest under the Uniform Commercial Code.
INSURANCE. Debtor agrees to keep the Property insured against all risks reasonably associated with the Property until the Property is released from this Agreement. Debtor will maintain this insurance in the amount Secured Party requires. Debtor may choose the insurance company, subject to Secured Party's approval, which will not be unreasonably withheld. Debtor will have the insurance provider name Secured Party as loss payee on the insurance policy. Debtor will give Secured Party and the insurance provider immediate notice of any loss. Secured Party may apply the insurance proceeds toward the Secured Debts. Secured Party may required additional security as a condition of permitting any insurance proceeds to be used to repair or replace the Property. If Secured Party acquires the Property in damaged condition, Debtor's right to the insurance policies and proceeds will pass to Secured Party to the extent of the Secured Debts. Debtor will immediately notify Secured Party of any cancellation or termination of insurance. If Debtor fails to keep the Property insured, or fails to provide Secured Party with proof of insurance, Secured Party may obtain insurance to protect Secured Party's interest in the Property. The insurance may include coverages as originally required of Debtor, may be written by a company other than one Debtor would choose, and may be written at a higher rate than Debtor could obtain if Debtor purchased the insurance. AUTHORITY TO PERFORM. Debtor authorizes Secured Party to do anything Secured Party deems reasonably necessary to protect the Property and Secured Party's interest in the Property. If Debtor fails to perform any of Debtor's duties under this Agreement, Secured Party is authorized, without notice to Debtor, to perform the duties of cause them to be performed. These authorizations include, but are not limited to, permission to pay for the repair, maintenance, and preservation of the Property and take any action to realize the value of the Property. Secured Party's authority to perform for Debtor does not create an obligation to perform, and Secured Party's failure to perform will not preclude Secured Party from exercising any other rights under the law or this Agreement. If Secured Party performs for Debtor, Secured Party will use reasonable care. Reasonable care will not include any steps necessary to preserve rights against prior parties or any duty to take action in connection with the management of the Property.
If Secured Party comes into possession of the Property, Secured Party may preserve and protect the Property to the extent required by law. Secured Party's duty of care with respect to the Property will be satisfied if Secured Party exercises reasonable care in the safekeeping of the Property or in the selection of a third party in possession of the Property.
Secured Party may enforce the obligations of an account debtor or other person obligated on the Property. Secured Party may exercise Debtor's rights with respect to the account debtor's or other person's obligations to make payment or otherwise render performance to Debtor, and enforce any security interest that secured such obligations.
PURCHASE MONEY SECURITY INTEREST. If the Property includes items purchased with the Secured Debts, the Property purchased with the Secured Debts will remain subject to Secured Party's security interest until the Secured Debts are paid in full. Payments on any non-purchase money loan also secured by this Agreement will not be applied to the purchase money loan. Payments on the purchase money loan will be applied first to the non-purchase money portion of the loan, if any, and then to the purchase money portion in the order in which the purchase money Property was acquired. If the purchase money Property was acquired at the same time, payments will be applied in the order Secured Party selects. No security interest will be terminated by application of this formula.
DEFAULT. Debtor will be in default if:
(1) Debtor (or Borrower, if not the same) fails to make a payment in full when due;
(2) Debtor fails to perform any condition or keep any covenant on this or any debt or agreement Debtor has with Secured Party;
(3) a default occurs under the terms of any instrument or agreement evidencing or pertaining to the Secured Debts;
(4) anything else happens that either causes Secured Party to reasonably believe that Secured Party will have difficulty in collecting the Secured Debts or significantly impairs the value of the Property.
REMEDIES. After Debtor defaults, and after Secured Party gives the legally required notice and opportunity to cure the default, Secured Party may at Secured Party's option do any one of more of the following:
(1) make all or any part of the Secured Debts immediately due and accrue interest at the highest post-maturity interest rate;
(2) require Debtor to gather the Property and make it available to Secured Party in a reasonable fashion;
(3) enter upon Debtor's premises and take possession of all or any part of Debtor's property for purposes of preserving the Property or its value and use and operate Debtor's property to protect Secured Party's interest, all without payment or compensation to Debtor;
(4) use any remedy allowed by state or federal law, or provided in any agreement evidencing or pertaining to the Secured Debt.
If Secured Party repossess the Property or enforces the obligations of an account debtor. Secured Party may keep or dispose of the Property as provided by law. Secured Party will apply the proceeds of any collection or disposition first to Secured Party's expenses of enforcement, which include reasonable attorneys fees and legal expenses to the extent not prohibited by law, and then to the Secured Debt. Debtor (or Borrower, if not the same) will be liable for the deficiency, if any.
By choosing any one or more of these remedies, Secured Party does not give up the right to use any other remedy. Secured Party does not waive a default by ot using a remedy.
WAIVER. Debtor waives all claims for damages caused by Secured Party's acts or omissions where Secured Party acts in good faith.
NOTICE AND ADDITIONAL DOCUMENTS. Where notice is required, Debtor agrees that 10 days prior written notice will be reasonable notice to Debtor under the Uniform Commercial Code. Notice to one party is notice to all parties. Debtor agrees to sign, deliver, and file any additional documents and certifications Secured Party considers necessary to perfect, continue, or preserve Debtor's obligation under this Agreement and to confirm Secured Party's lien status on the Property.

                                                                   (page 2 of 2)